EXHIBIT 23.02

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Concur Technologies, Inc. and subsidiaries (the “Company”) of our reports dated December 19, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2003.

DELOITTE & TOUCHE LLP

Seattle, Washington

December 19, 2003